Exhibit 99.2
Q2 2023 Aug. 8, 2023 EARNINGS Nasdaq: CNSL consolidated.com

Safe Harbor Statement Certain statements in this presentation, including those relating to the current expectations, plans, strategies, and anticipated financial results, including year over year revenue and EBITDA growth in 2024, contributions to EBITDA and margins as a result of business simplification and cost savings initiatives, and the timeline for and anticipated benefits related to the closing of the sale of certain Washington non-core assets in the second half of 2024, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies and anticipated financial results. There are a number of risks, uncertainties and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements, including: significant competition in all parts of our business and among our customer channels; our ability to adapt to rapid technological changes; shifts in our product mix that may result in a decline in operating profitability; public health threats, including the COVID-19 pandemic; continued receipt of support from various funds established under federal and state laws; disruptions in our networks and infrastructure and any related service delays or disruptions could cause us to lose customers and incur additional expenses; cyber-attacks may lead to unauthorized access to confidential customer, personnel and business information that could adversely affect our business; our operations require substantial capital expenditures and our business, financial condition, results of operations and liquidity may be impacted if funds for capital expenditures are not available when needed; our ability to obtain and maintain necessary rights-of-way for our networks; our ability to obtain necessary hardware, software and operational support from third-party vendors; substantial video content costs continue to rise; our ability to enter into new collective bargaining agreements or renew existing agreements; our ability to attract and/or retain certain key management and other personnel in the future; risks associated with acquisitions and the realization of anticipated benefits from such acquisitions; increasing attention to, and evolving expectations for, environmental, social and governance initiatives; unfavorable changes in financial markets could affect pension plan investments; weak economic conditions, and the other risk factors described in Part I, Item 1A of Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this presentation. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to us and speak only as of the date they are made. Except as required under federal securities laws or the rules and regulations of the Securities and Exchange Commission, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. Non-GAAP Measures This presentation includes certain non-GAAP historical and forward-looking financial measures, including but not limited to “EBITDA,” “adjusted EBITDA,” “net debt leverage ratio,” or “total net debt to last twelve month adjusted EBITDA ratio,” and “normalized revenue.” In addition to providing key metrics for management to evaluate the Company’s performance, we believes these measurements assist investors in their understanding of operating performance and in identifying historical and prospective trends. See additional information and a reconciliation of these non-GAAP measures to the nearest comparable GAAP measures in the Appendix. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. Consolidated may present or calculate its non-GAAP measures differently from other companies. The Company’s 8-K, Form 10-K, Form 10-Q and other filings should be read in conjunction with this presentation as they contain additional important details on the quarterly results.

2.6M Total passings 1.1M Total fiber Gig+ capable passings 154K Fiber Gig+ capable broadband connections Data as of 6/30/23 *Last 12 months ended 6/30/23; Adj. EBITDA includes discontinued operations for 2022 periods 58,836 Fiber route miles $1.1B Revenue* $351M Adjusted EBITDA* Fidium is Consolidated’s consumer/SMB fiber broadband service offering symmetrical multi-gig speeds. Consolidated Overview Transforming into a leading fiber provider Key Operational & Financial Metrics

Transformation from Wireline to Leading Fiber Provider ✓ Growth plan set/Searchlight partnership ✓ Global Refinancing ✓ Launched ✓ Fiber coverage of 22% ✓ Added 15K new fiber subs ✓ Total net positive consumer broadband adds ✓ Fiber coverage of 38% (1M passings) ✓ Added 40K new consumer fiber subs ✓ 2021 cohort penetration of 15.1% ✓ Bolstered liquidity > $600M of divestitures ✓ Launched ✓ Leadership realignment • Fiber coverage of nearly 50% • Y/Y Revenue and EBITDA growth beginning in 2024 • EBITDA CAGR of mid-teens • Operating expense leverage as revenue grows • Build pace aligned with government broadband partnerships, including BEAD Achievement of milestones support a return to growth ✓ Elimination of dividend

Fiber Investment Thesis

Strong Fiber Market Dynamics

Superior Product

Growing Data Demand

Future Proof Technology

Proven, Valuable Assets

CNSL Advantages

Incumbent Position Advantages

- Existing conduit capacity and pole access where we have aerial fiber; aerial fiber access to 80% of Northern New England
- Experienced teams, contractor resources and strong build partners
- Strong community engagement and long-operating history within markets

Favorable Unit Costs

- ~$660 LTD average cost per fiber passing
- ~$750 - $800 targeted average direct cost to connect

Fiber-Rich Network

- 58,836 fiber route miles
- 43% of passings are fiber

Consolidated communications

Q223 Highlights

Q2 2023 Y/Y % change (vs. reported) Y/Y % change vs. normalized(1) Revenue $275.2 (7.8%) (3.0%) Strategic Revenue Consumer Broadband $71.3 5.5% 8.4% Consumer Fiber Broadband $29.6 54.1% 57.8% Commercial Data $53.2 (6.8%) 0.5% Carrier Data & Transport $31.2 (13.9%) (5.1%) Adj. EBITDA $76.9 (28.5%) - Adj. EBITDA margin 28.0% (8.0%) - Committed capex $164.4 (8.2%) - Q2 2023 Results $ in millions Metrics Q2 2023 Y/Y % change Fiber Gig+ capable passings 1,119,956 34.6% Fiber Gig+ capable connections 153,860 48.7% (1) Normalized for Ohio and Kansas asset divestitures. Q2 2023 Highlights • Added a record 18,651 consumer fiber subscribers; growth of 93% vs. Q2-22 • Positive consumer broadband net adds of 6,967 – up 190% vs. Q1-23 and nearly 7X Y/Y • Consumer fiber broadband revenue growth of 58%1 • Consumer broadband fiber churn of 1.3%1 • Consumer broadband ARPU up: Fiber +5.1% Copper +6.7%

Consolidated’s Fiber Build Plan & Strategy Targeting > 70% fiber coverage in the future with prudent build pace Penetration of Existing Fiber Markets • Reached inflection point with ~40% fiber coverage/1M fiber passings at end of 2022 • Generating positive overall consumer broadband net adds, which has led to consistent consumer broadband revenue growth • Well positioned to sell into existing fiber footprint to drive continued growth to fuel future builds Broadband Government Partnerships • Awarded $160M of broadband, government partnership funds since 2019; actively pursuing ~$110M of additional opportunities (not inclusive of BEAD) • $42B BEAD opportunity coming to market • Maximizes economies of builds for complete communities; offsets high cost rural builds Liquidity Management • Continue to assess non-core assets for monetization opportunities, including recently announced Washington sale (nearly $700M of divestitures announced since 2022) • Prudent management of balance sheet and costs, including through recently announced $30M annualized cost savings plan • Benefits of $146M of Inventory supporting 2023/2024 build and install activities

Consumer/Small Bus Momentum

What We Said

Q422 Conference Call - (Feb 28, 2023)

- Doubled door to door sales reps since year end 2022
- Introducing Fidium brand and value proposition in prior cohorts (NPS scores of 50+)
- Added new consumer sales partners since Q4 2022 to augment digital and call center sales
- Fidium@Work introduced in January to serve small business market

What We Did

- Door to door reps is up 6X (to 127) vs YE 2022 – Expect continued growth
- Record monthly consumer broadband fiber net adds: June ~6.6K, July nearly 7.3K
- Fiber installs from channel partners up nearly 2X from Q1 2023
- Installs of Fidium@Work fiber product up nearly 2X since Q1 2023 launch

Fiber Cohort Penetration

Cohort Penetration Targets



14%
1 year
24%
2 year
33%
3 year

Terminal penetration targeted in the 40% range over a 5-year horizon

Fiber Penetration Rates by Cohort



Q2 22 Cohort
Q2 21 Cohort
Q2 23 Cohort
Q1 23 Cohort
Strong performance across newer cohorts
13.4%
21.5%
8.8%
12.2%
1-Year Mark
2-Year Mark
< 1 Quarter Mark
1 Quarter Mark

[1]Cohort ready for sale (RFS) excludes certain multi-dwelling units (MDU's) and multi-tenant units (MTU's). In aggregate, across all of the Company's fiber passings of 1,119,956, this exclusion is approximately 16%.

Fiber penetrations by cohort represents all fiber connections (consumer and business) as a percentage of RFS. 1-year mark (Q222 cohort) and 2-year mark (Q221 cohort) are cumulative.

These estimates are based upon the information available at this time and are subject to updates as additional information becomes available.

Consolidated communications

Fiber Growth Momentum, ARPU Opportunity Consumer Fiber Broadband Net Adds1 Consumer Fiber Broadband Revenue Growth2 $55.88 $68.29 Copper ARPU Fiber ARPU Fiber ARPU > Copper ARPU +22% Consumer Broadband ARPU Drivers 27% 41% 39% 54% % Broadband Connections on Fiber % Fiber Connections Mix - Gig+ Fiber Q222 Q223 > 80% of new subscribers taking Gig+ option Fiber ARPU +$3.34 5.1% Y/Y (1) Q422 consumer fiber net adds normalized for Kansas divestiture (3,325 fiber connections) (2) Consumer fiber broadband revenue in Q1 to Q4 2022 normalized for Kansas asset divestiture 9.6K 12.1K 10.6K 12.3K $18.8M 18.7K $21.1M $23.7M $26.1M $29.6M 11.8% 12.5% 12.4% 10.2% 13.3% Q222 Q322 Q422 Q123 Q223 Fiber Net Adds Fiber Revenue Sequential Fiber Revenue Growth

Commercial and Carrier Revenue $ in millions Commercial Data Services Revenue1 Carrier Data & Transport Revenue1 14,7352 On-net Buildings +3.7% Y/Y 58,836 Fiber Route Miles +4.9% Y/Y Commercial Data Services • ~ 90% of new sales on network • Leveraging FttP investments for growth across all Commercial channels • Reduced complexity through standardized product portfolio Carrier Data-Transport Services • Transitioning TDM services to wave/IP/10G • Leveraging 400G core network upgrades to provide 10G backhaul to towers • Full year ‘23 impact of wireless carrier renegotiations of $5M to $10M 0.5% Y/Y (5.1%) Y/Y (1) Q2-22 through Q4-22 normalized for divestiture of Ohio and Kansas assets. (2) On-net buildings figure adjusted for Kansas asset sale, which reduced 1,415 on-net buildings. $53.0 $52.8 $53.7 $53.1 $53.2 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23 $32.9 $33.6 $33.6 $32.9 $31.2 Q2-22 Q3-22 Q4-22 Q1-23 Q2-23

Strategic Priorities For 2023 Executing on our Fiber Growth Plan Increase Fiber Penetration Across the Business Consumer Broadband, Commercial and Carrier Data-Transport Deliver Improved Customer Experience Increasing Net Promoter Scores Drive Operational Efficiencies Improved Unit Costs Resource Optimization

Capital Structure; Enhanced Liquidity Current Maturity Profile • No maturities due until 2027 • ~ 77% of outstanding debt is fixed rate through September 2026 • Balancing build and growth initiatives to ensure adequate levels of liquidity are maintained • In Nov. 2022, extended maturity of $250M revolver by two years to 2027 with enhanced financial flexibility • Expected decline in net debt leverage beyond 2023 as Adjusted EBITDA improves (1) $250M revolver is undrawn; availability reduced by $35M of outstanding letters of credit; Revolver availability will be limited to 35% of $250M (net of LC’s) if leverage ratio exceeds 6.35x. Excluding discontinued operations, bank net leverage ratio was 5.43x. $M, as of 6/30/23 5.55x net debt leverage 6.72% weighted avg. cost of debt $203M cash on hand, $215M revolver availability (undrawn)1 Term loan referenced above was amended on 4/17/23 to replace LIBOR rates with SOFR (S) rates. SOFR rates will include an adjustment of approximately 0.11%, 0.26% and 0.43%, for 1, 3 and 6 month loans, respectively. $1,000 $750 $400 $250 2023 2024 2025 2026 2027 2028 Term Loan S+3.50% (S Floor of 0.75)* Senior Notes 6.50% Senior Notes 5.00% Revolver

2023 Outlook 2023 Guidance Range Adjusted EBITDA $310 million to $330 million Capex Approximately $495 million Cash interest expense $145 million to $155 million Cash taxes < $10 million 37% Fiber Build 37% Success Based 26% Obligatory & Digital Transformation; Inventory Growth 2023 outlook provided on Feb. 28, 2023 with Q4 2022 earnings. Company updated its guidance for capital expenditures and reaffirmed its guidance for all other metrics for the full-year 2023 with Q2 earnings on Aug. 8, 2023. For definitions of non-GAAP measures, please see the appendix.

Appendix

Bob Udell President and Chief Executive Officer Fred Graffam Executive Vice President and Chief Financial Officer Gaurav Juneja President of Consumer John Lunny Chief Technology Officer Dan Stoll President of Commercial and Carrier Jennifer Spaude Sr. VP of Corporate Communications Garrett Van Osdell Chief Legal Officer and Corporate Secretary Gabe Waggoner Executive Vice President of Operations Team focused on leveraging fiber investments through execution and accelerated growth Executive Management Team

Committed to Sustainability and ESG Priorities • Heightened focus on environmental and sustainability initiatives • Building more energy-efficient fiber networks while decommissioning copper networks • Implemented energy conservation and efficiency initiatives though programs to modernize operations including: LED lighting, green fleet purchases and recycling programs • Secured new community solar agreements supporting local renewable energy efforts • Committed to highest standards of legal and ethical business conduct through Code of Business Conduct for directors, officers, employees, customers and vendors • 7 of 8 board members are independent (2) • Board gender diversity: 25% women • Healthy board refreshment: 3 of 8 board members have tenure of less than 5 years • Named U.S. Best in Class Employer(1) by Gallagher for 2nd year in a row • Maintained safety-first work environment; employees completed 36.6k safety, compliance and training modules over 16k hours. • Employees reported 6,600 community volunteer hours in 2022. Company launched CCI Cares Program to further support volunteer efforts. $1.9M in support to more than 450 community nonprofit organizations in 2022. • Consolidated DEI Council focused on advancing initiatives across the Company including training, education and resources (1) Gallagher’s 2022 Benefits Strategy and Benchmarking Survey (Participants) (2) per Rule 5605(a)(2) of NASDAQ’s Marketplace Rules. Additional information can be obtained at https://www.consolidated.com/about-us/esg Committed to preserving and sustaining the natural environment Making a difference for employees and the communities we serve Guided by responsible governance practices Environmental Social Governance

2022/2023 Asset Divestitures Closed on Sale of Investments in Wireless Partnerships In Sept. 2022, Clio Parent LLC, a subsidiary of the Company, closed on the sale of the entirety of its limited partnership interests in five wireless investments to Cellco Partnership, d/b/a Verizon Wireless, for an aggregate purchase price of $490M. Tax Impact o Federal taxable gain fully shielded by NOLs o State cash tax impact estimated at $10M-$13M Closed on Kansas City Asset Sale In Nov. 2022, Consolidated closed on the sale of its Kansas City assets to Everfast Fiber Networks LLC for approximately $82M in gross cash proceeds, subject to the finalization of certain working capital and other post-closing purchase price adjustments. Ohio Asset Sale In Jan. 2022, Consolidated closed on the sale of substantially all of its Ohio assets, for total cash proceeds of $26M. Sale of Certain Tower Assets In 2022, the Company divested of certain non-core communication towers for cash proceeds of $21M. Washington Asset Sale In July 2023, Consolidated entered into an agreement to sell its Washington assets for gross proceeds of $73M, subject to the finalization of certain working capital and other post-closing purchase price adjustments, to Palisade Infrastructure in an all-cash transaction. The transaction is expected to close in the second half of 2024.

Revenue Trend by Category ($ in thousands, unaudited) Three Months Ended Q2 2023 Q1 2023 Q4 2022 Q3 2022 Q2 2022 Consumer: Broadband (Data and VoIP) $ 71,339 $ 67,961 $ 69,002 $ 69,641 $ 67,592 Voice services 31,352 32,263 34,314 36,444 36,643 Video services 9,362 9,594 11,876 13,552 14,359 112,053 109,818 115,192 119,637 118,594 Commercial: Data services (includes VoIP) 53,230 53,134 56,662 56,796 57,113 Voice services 32,236 32,631 34,676 35,484 35,775 Other 10,378 9,756 10,320 9,933 11,287 95,844 95,521 101,658 102,213 104,175 Carrier: Data and transport services 31,224 32,923 33,752 33,878 36,263 Voice services 4,263 4,367 3,685 3,517 3,718 Other 313 350 338 605 354 35,800 37,640 37,775 38,000 40,335 Subsidies 7,072 7,036 13,078 7,187 6,534 Network access 22,747 24,444 26,308 27,277 24,846 Other products and services 1,646 1,667 1,965 2,305 3,906 Total operating revenue $ 275,162 $ 276,126 $ 295,976 $ 296,619 $ 298,390

Key Operating Metrics (unaudited) (see footnotes on next slide) Passings Total Fiber Gig+ Capable Passings (1)(5)(6) 320,806 397,123 494,160 605,710 605,710 689,406 831,779 947,974 1,008,660 1,008,660 1,062,518 1,119,956 Total DSL/Copper Passings (2)(3)(5)(6) 2,421,292 2,347,816 2,255,556 2,146,377 2,146,377 2,059,025 1,920,214 1,807,381 1,617,077 1,617,077 1,564,889 1,509,875 Total Passings (1)(2)(3)(5)(6) 2,742,098 2,744,939 2,749,716 2,752,087 2,752,087 2,748,431 2,751,993 2,755,355 2,625,737 2,625,737 2,627,407 2,629,831 % Fiber Gig+ Coverage/Total Passings 12% 14% 18% 22% 22% 25% 30% 34% 38% 38% 40% 43% Consumer Broadband Connections Fiber Gig+ Capable (3) 74,495 77,521 81,539 86,122 86,122 93,812 103,455 115,598 122,872 122,872 135,209 153,860 DSL/Copper (2)(3) 323,507 315,959 309,122 298,442 298,442 286,338 277,758 266,314 244,586 244,586 234,653 222,969 Total Consumer Broadband Connections (2)(3) 398,002 393,480 390,661 384,564 384,564 380,150 381,213 381,912 367,458 367,458 369,862 376,829 Consumer Broadband Net Adds Total Fiber Gig+ Capable Net Adds (7) 3,885 3,026 4,018 4,583 15,512 7,690 9,643 12,143 10,599 40,075 12,337 18,651 DSL/Copper Net Adds (7) (7,240) (7,548) (6,837) (10,680) (32,305) (8,544) (8,580) (11,444) (10,783) (39,351) (9,933) (11,684) Total Consumer Broadband Net Adds (7) (3,355) (4,522) (2,819) (6,097) (16,793) (854) 1,063 699 (184) 724 2,404 6,967 Consumer Broadband Penetration % Fiber Gig+ Capable (on fiber passings) 23.2% 19.5% 16.5% 14.2% 14.2% 13.6% 12.4% 12.2% 12.2% 12.2% 12.7% 13.7% DSL/Copper (on DSL/copper passings) 13.4% 13.5% 13.7% 13.9% 13.9% 13.9% 14.5% 14.7% 15.1% 15.1% 15.0% 14.8% Total Consumer Broadband Penetration % 14.5% 14.3% 14.2% 14.0% 14.0% 13.8% 13.9% 13.9% 14.0% 14.0% 14.1% 14.3% Consumer Average Revenue Per Unit (ARPU) Fiber Gig+ Capable $ 64.87 $ 65.83 $ 64.64 $ 64.22 $ 64.55 $ 63.88 $ 64.95 $ 65.61 $ 67.14 $ 65.42 $ 67.51 $ 68.29 DSL/Copper $ 47.72 $ 49.92 $ 51.32 $ 50.65 $ 50.06 $ 50.78 $ 52.36 $ 53.87 $ 53.55 $ 53.36 $ 53.21 $ 55.88 Churn Fiber Consumer Broadband Churn (7) 1.3% 1.7% 1.4% 1.0% 1.3% 0.9% 1.1% 1.2% 1.1% 1.1% 1.0% 1.3% DSL/Copper Consumer Broadband Churn (7) 1.4% 1.6% 1.9% 2.0% 1.7% 1.3% 1.6% 1.8% 1.7% 1.6% 1.5% 1.7% Q1 Q2 Q3 Q4 FY Q1 2023 Q2 Q3 FY Q2 2021 Q1 2022 Q4

Operating Metrics

(unaudited)

($ in thousands)	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2021 FY	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2022 FY	2023 Q1	2023 Q2
Consumer Broadband Revenue												
Fiber Broadband Revenue [4]	$ 14,120	$ 15,010	$ 15,422	$ 16,150	$ 60,702	$ 17,242	$ 19,218	$ 21,558	$ 24,016	$ 82,034	$ 26,136	$ 29,613
Copper and Other Broadband Revenue	51,633	52,967	53,182	50,833	208,615	48,669	48,374	48,083	44,986	190,112	41,825	41,726
Total Consumer Broadband Revenue	$ 65,753	$ 67,977	$ 68,604	$ 66,983	$ 269,317	$ 65,911	$ 67,592	$ 69,641	$ 69,002	$ 272,146	$ 67,961	$ 71,339
Consumer Voice Connections [3]	362,384	352,835	341,135	328,849	328,849	316,634	306,458	294,441	276,779	276,779	267,509	258,680
Video Connections [3]	73,986	70,795	66,971	63,447	63,447	58,812	55,225	51,339	35,039	35,039	32,426	28,934
Fiber route network miles (long-haul, metro and FttP)	47,364	48,727	50,405	52,402	52,402	54,239	56,093	57,498	57,865	57,865	57,569	58,836
On-net buildings [3]	13,910	14,253	14,625	14,981	14,981	15,446	15,618	15,715	14,427	14,427	14,520	14,735

Notes to Accompany Key Operating Metrics

(1) In Q1 2021, the Company launched a multi-year fiber build plan to upgrade 1.6 million passings or 70% of our service area to fiber Gig+ capable services. As of June 30, 2023, 111,296 of the targeted 225,000 passings for 2023 were upgraded to FttP and total fiber passings were ~1,119,956 or 43% of the Company's service area.

(2) The sale of the non-core Ohio operations resulted in a reduction of approximately 5,658 DSL/Copper passings and 3,560 DSL/Copper broadband connections in the first quarter of 2022. Prior period amounts have not been adjusted to reflect the sale.

(3) The sale of the net assets of our Kansas City operations in the fourth quarter of 2022 resulted in a reduction of approximately 135,144 DSL/Copper passings, 3,325 fiber broadband connections, 10,945 DSL/Copper broadband connections, 6,670 consumer voice connections, 13,425 video connections and 1,415 on-net buildings. Prior period amounts have not been adjusted to reflect the sale.

(4) Fiber broadband revenue includes revenue from our Kansas City operations of approximately $0.3 million for the quarter ended December 31, 2022 and approximately $0.5 million for each of the quarters ended March 31, 2021 through September 30, 2022. Amounts have not been adjusted to reflect the sale.

(5) Passings counts are estimates of single family units, multi-dwelling units, and multi-tenant units within consumer, small business and enterprise. These counts are based upon the information available at this time and are subject to updates as additional information becomes available.

(6) When a passing is both fiber and DSL/Copper capable it is counted as a fiber passing.

(7) Consumer Broadband net adds and churn have been normalized to reflect the divestitures of our Kansas City and Ohio operations.

Non-GAAP Measures This presentation, as well as the conference call, includes disclosures regarding “EBITDA,” “adjusted EBITDA,” “total net debt to last 12 month adjusted EBITDA ratio” or “Net debt leverage ratio,” and “Normalized revenue,” all of which are non-GAAP financial measures. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow. Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income (loss) from continuing operations. EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization on a historical basis. We present adjusted EBITDA for several reasons. Management believes adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on Adjusted EBITDA after giving effect to specified charges. In addition, Adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt. We present the related “total net debt to last 12 month adjusted EBITDA ratio” or “Net debt leverage ratio” principally to help investors understand how we measure leverage and facilitate comparisons by investors, security analysts and others. Total net debt is defined as the current and long-term portions of debt and finance lease obligations less cash, cash equivalents and short-term investments, deferred debt issuance costs and discounts on debt. Our Net debt leverage ratio differs in certain respects from the similar ratio used in our credit agreement or against comparable measures of certain other companies in our industry. These measures differ in certain respects from the ratios used in our senior notes indenture. These non-GAAP financial measures have certain shortcomings. In particular, Adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. In addition, the ratio of total net debt to last 12-month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future.

Reconciliation of Historical Revenue by Category to Normalized Revenue by Category

($ in thousands, unaudited)

	Three Months Ended June 30, 2022			Six Months Ended June 30, 2022		
	Historical	Adjustments [1]	Normalized	Historical	Adjustments [1]	Normalized
Consumer:						
Broadband (Data and VoIP)	$ 67,592	$ (1,788)	$ 65,804	$ 133,503	$ (3,836)	$ 129,667
Voice services	36,643	(541)	36,102	74,095	(1,237)	72,858
Video services	14,359	(2,696)	11,663	28,725	(5,406)	23,319
	118,594	(5,025)	113,569	236,323	(10,479)	225,844
Commercial:						
Data services (includes VoIP)	57,113	(4,140)	52,973	115,008	(8,369)	106,639
Voice services	35,775	(1,337)	34,438	72,114	(2,792)	69,322
Other	11,287	(286)	11,001	22,847	(587)	22,260
	104,175	(5,763)	98,412	209,969	(11,748)	198,221
Carrier:						
Data and transport services	36,263	(3,352)	32,911	69,748	(3,640)	66,108
Voice services	3,718	(4)	3,714	7,570	(9)	7,561
Other	354	(2)	352	745	(3)	742
	40,335	(3,358)	36,977	78,063	(3,652)	74,411
Subsidies	6,534	—	6,534	13,117	(49)	13,068
Network access	24,846	(430)	24,416	51,059	(938)	50,121
Other products and services	3,906	(106)	3,800	10,137	(187)	9,950
Total operating revenue	$ 298,390	$ (14,682)	$ 283,708	$ 598,668	$ (27,053)	$ 571,615

(1) These adjustments reflect the removal of operating revenues for divestitures. We completed the sale of the Company's Ohio and Kansas assets on January 31, 2022 and November 30, 2022, respectively.

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA ($ in thousands, unaudited) (1) These adjustments reflect those required or permitted by the lenders under our credit agreement. (2) Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items. (3) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA. Loss from continuing operations $ (108,092) $ (10,591) $ (145,053) $ (129,687) Add (subtract): Income tax benefit (18,448) (2,017) (30,688) (16,836) Interest expense, net 36,903 30,156 70,763 59,671 Depreciation and amortization 79,538 72,543 157,237 144,893 EBITDA (10,099) 90,091 52,259 58,041 Adjustments to EBITDA (1): Other, net (2) 5,441 6,244 15,471 11,568 Pension/OPEB benefit (931) (2,964) (2,072) (5,947) Loss on disposal of assets 2,384 — 5,688 — Loss on impairment 77,755 — 77,755 126,490 Non-cash compensation (3) 2,388 2,833 3,187 5,032 Adjusted EBITDA from continuing operations 76,938 96,204 152,288 195,184 Investment distributions from discontinued operations — 11,329 — 19,545 Adjusted EBITDA $ 76,938 $ 107,533 $ 152,288 $ 214,729 2022 Six Months Ended June 30, June 30, 2023 2022 Three Months Ended 2023

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Guidance (1) These adjustments reflect those required or permitted by the lenders under our credit agreement. (2) Other, net includes income attributable to noncontrolling interests, dividend income, integration and non-recurring related costs and certain miscellaneous items. (3) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA. Reconciliation of Total Net Debt to LTM Adjusted EBITDA Ratio ($ In thousands, unaudited) ($ In millions, unaudited) Loss from continuing operations $ (123) $ (105) Add: Income tax benefit (43) (37) Interest expense, net 152 148 Depreciation and amortization 314 312 EBITDA 300 318 Adjustments to EBITDA (1): Other, net (2) 12 14 Pension/OPEB benefit (12) (12) Non-cash compensation (3) 10 10 Adjusted EBITDA $ 310 $ 330 Range Low High Year Ended December 31, 2023 Long-term debt and finance lease obligations: Term loans, net of discount $7,868 $ 992,007 6.50% Senior secured notes due 2028 750,000 5.00% Senior secured notes due 2028 400,000 Finance leases 41,894 Total debt as of June 30, 2023 2,183,901 Less: deferred debt issuance costs (31,736) Less: cash, cash equivalents and short-term investments (202,578) Total net debt as of June 30, 2023 $ 1,949,587 Adjusted EBITDA for the 12 months ended June 30, 2023 $ 351,139 Total Net Debt to last 12 months Adjusted EBITDA 5.55x 2023 June 30,